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                                                                    EXHIBIT 10.3

                             MANAGEMENT AGREEMENT
                             --------------------

     This Management Agreement (as the same may be amended, modified or supplemented from time to time, this "Agreement") is made and entered into as of the 26 day of April, 2001 ("Effective Date") between Apple Suites Management, Inc., a Virginia corporation, whose address is 306 East Main Street, Richmond, Virginia 23219 ("Owner") and Promus Hotels, Inc., a Delaware corporation, whose address is 755 Crossover Lane, Memphis, Tennessee 38117 ("Manager").

                                   ARTICLE 1

                                   THE HOTEL

     Section 1.01.  The Hotel.  The subject matter of this Agreement is the
                    ---------
management of the "Hotel", as defined in the Homewood Suites License Agreement attached hereto as Exhibit "A" (hereinafter collectively referred to as the "License Agreement"), by Manager. The Hotel is owned in fee by Apple Suites, Inc., a Virginia corporation ("Fee Owner") and leased to Owner pursuant to a lease between Fee Owner and Owner with a commencement date of even date herewith covering the Hotel (hereinafter the "Percentage Lease"). The License Agreement shall exclusively govern Owner's right to use the Homewood Suites "System" (as defined in the License Agreement) in the operation of the Hotel. Fee Owner shall have no right to use the Homewood Suites "System" except as expressly set forth in the License Agreement. Owner hereby expressly acknowledges that neither it nor Fee Owner shall derive any rights in or to the use of the "Homewood Suites" name or the Homewood Suites "System" from this Agreement.

                                   ARTICLE 2

                                     TERM

     Section 2.01.  Term.  The term shall commence on the Effective Date and
                    ----
continue for the term of years from the Effective Date set forth on Exhibit "B" ("Term").

                                   ARTICLE 3

                             MANAGER'S OBLIGATIONS

     Section 3.01.  Manager's Obligations. Manager shall, on behalf of Owner and
                    ---------------------
at Owner's expense, direct the operation of the Hotel pursuant to the terms of this Agreement and the License Agreement. Manager shall be exclusively responsible for directing the day-to-day activities of the Hotel and establishing all policies and procedures relating to the management and operation of the Hotel. Except as specifically otherwise provided, all cost(s) and expense(s) incurred by Manager in association with
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the performance of the obligations hereinafter set forth shall be, regardless of the designation of a portion thereof as Fee Ownership Costs (as herein defined), operating costs and shall accordingly be paid from the Bank Account(s) as hereinafter defined in Section 3.01(iv) below. Manager, during the Term, shall have the following obligations:

     (i)  Costs of Fee Owner and Owner.  Pursuant to the terms of the Percentage
          ----------------------------
          Lease, Manager understands that Fee Owner has agreed to pay, among other things (i) land, building and personal property taxes and assessments applicable to the Hotel, (ii) premiums and charges for the casualty insurance coverages specified on Exhibit "D", (iii) expenditures for capital replacements, and (iv) expenditures for maintenance and repair of underground utilities and structural elements of the Hotel (collectively, "Fee Ownership Costs"). To the extent this Agreement obligates or authorizes Manager to pay any such Fee Ownership Costs, Manager shall pay such Fee Ownership Costs on behalf of Fee Owner to the extent of funds in the Bank Account(s) (as herein defined) in the order of priority set forth in Exhibit B or the Reserve Fund (as herein defined) and Fee Owner and Owner shall make such adjustments and payments to each other as may be necessary from time to time to take into account any such payments by Manager. Manager shall have no duty, obligation or liability to Fee Owner or Owner (i) to make any determination as to whether any expense required to be paid by Manager hereunder is a Fee Ownership Cost or a cost of Owner, (ii) to make any determination as to whether funds in the Bank Account(s) or the Reserve Fund belong to Fee Owner or Owner or (iii) to require that Fee Ownership Costs be paid from funds which can be identified as belonging to Fee Owner, or that other costs and expenses required to be paid by Owner be paid from funds which can be identified as belonging to Owner; it being the intent of the parties to this Agreement that (i) Owner and Fee Owner shall look only to each other and not to Manager with respect to moneys that may be owed one to the other as a consequence of Manager's performance under this Agreement and (ii) Manager need only look to Owner to pay operating costs, including, without limitation, those designated herein as Fee Ownership Costs;

     (ii) Personnel. Manager shall be the sole judge of the fitness and
          ---------
          qualification of all personnel working at the Hotel ("Hotel Personnel") and shall have the sole and absolute right to hire, supervise, order, instruct, discharge and determine the compensation, benefits and terms of employment of all Hotel Personnel. All Hotel Personnel shall be employees of Manager. Manager shall also have the right to use employees of Manager, Manager's parent and subsidiary and affiliated companies, not located at the Hotel to provide services to the Hotel ("Off-Site Personnel") and the right to have the general manager of the hotel serve as the regional manager for other hotels managed by Manager. All expenses, costs (including, but not limited to, salaries, benefits and severance pay), liabilities and claims which are related to Hotel Personnel and Off-Site

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          Personnel shall be operating costs; provided, however, with respect to any moving expenses for any Hotel Personnel who has not been an employee at the Hotel for at least twelve (12) months, only that portion of such moving expenses equal to Owner's Share (as hereinafter defined) shall constitute operating costs and the balance shall be paid by Manager and/or such employee. Manager shall also have the right to have Off-Site Personnel performing regional or area duties relating to the Hotel and other hotels managed by Manager lodged at the Hotel from time to time free of charge. "Owner's Share" shall mean a fraction having twelve (12) as its denominator and the number of months or part thereof such person has been one of the Hotel Personnel as its numerator. All expenses for Off-Site Personnel shall be included as a separate category or item of the Operating Budgets or shall otherwise be approved by Owner.

          Manager agrees that it will consult with Owner regarding the hiring, transferring, or terminating of the general manager and director of sales for the Hotel. Owner shall be afforded an opportunity to review the resumes of, and to interview, the candidates for these positions, all within a time frame established by Manager, which shall be reasonable under the circumstances in question. Manager and Owner shall consult with each other concerning such decisions and Manager agrees to give serious consideration to the views of Owner prior to Manager's making a final decision with respect to any such individual;

   (iii)  Hotel Policies. Manager shall determine the terms of guest admittance
          --------------
          to the Hotel, establish room rates, and use of rooms for commercial purposes;

   (iv)   Bank Accounts. Manager shall open and operate the Hotel's bank
          -------------
          accounts. All sums received from the operation of the Hotel and all items paid by Manager arising by virtue of Manager's operation of the Hotel shall pass through bank account(s) established by Manager in Owner's name at such banks as Manager and Owner shall mutually agree ("Bank Account(s)"); only Manager's designees shall be exclusively authorized to operate and draw from the Bank Account(s). Each fiscal month Manager, on behalf of Owner, shall disburse funds from the Bank Account(s) in the order of priority and to the extent available in accordance with the priority schedule set forth on Exhibit "B";

   (v)    Operating Budgets. Manager has submitted to Owner, for Owner's
          -----------------
          approval, a proposed operating budget for the ensuing full or partial fiscal year, as the case may be ("Operating Budget"). Hereafter, Manager shall, not less than forty-five (45) days prior to the commencement of each full fiscal year, submit to Owner, for Owner's approval, a proposed Operating Budget for the ensuing full or partial fiscal year, as the case may be. Each Operating Budget shall be accompanied by, and shall include, a business plan which shall describe business objectives and strategies for the period

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          covered by the Operating Budget. The business plan shall include, without limitation, an analysis of the market area in which the Hotel competes, a comparison of the Hotel and its business with competitive hotels, an analysis of categories of potential guests, and a description of sales and marketing activities designed to achieve and implement identified objectives and strategies. Fee Owner shall have no right to approve any Operating Budget.

          Owner's approval of the Operating Budget shall not be unreasonably withheld and shall be deemed given unless a specific written objection thereto is delivered by Owner to Manager within fifteen (15) days after submission. Owner shall review the Operating Budget on a line-by-line basis. To be effective, any notice which disapproves a proposed Operating Budget must contain specific objections in reasonable detail to individual line items.

          If the initial Operating Budget contains disputed budget item(s), said item(s) shall be deemed adopted until Owner and Manager have resolved the item(s) objected to by Owner or the Accountant(s) (hereinafter defined in Section 10.02) have resolved the item(s) objected to by Owner. Thereafter, if Owner disapproves or raises objections to a proposed Operating Budget in the manner and within the time period provided therefor, and Owner and Manager are unable to resolve the disputed or objectionable matters submitted by Owner prior to the commencement of the applicable fiscal year, the undisputed portions of the proposed Operating Budget shall be deemed to be adopted and approved and the corresponding line item contained in the Operating Budget for the preceding fiscal year shall be adjusted as set forth herein and shall be substituted in lieu of the disputed items in the proposed Operating Budget. Those line items which are in dispute shall be determined by increasing the preceding fiscal year's corresponding line items by an amount determined by Manager which does not exceed the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics of the United States Department of Labor, U.S. City Average, all items (1984-1986=100) (the "CPI") for the fiscal year prior to the fiscal year with respect to which the adjustment to the line item is being calculated or any successor or replacement index thereto. The resulting Operating Budget obtained in accordance with the preceding sentence shall be deemed to be the Operating Budget in effect until such time as Manager and Owner have resolved the items objected to by Owner.

          Manager shall revise the Operating Budget from time to time, as necessary, to reflect any unpredicted significant changes, variables or events or to include significant, additional, unanticipated items of income or expense. Any such revision shall be submitted to Owner for approval, which approval shall not be unreasonably withheld, delayed or conditioned. Manager shall be permitted to reallocate part or all of the

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          amount budgeted with respect to any line item to another line item and to make such other modifications to the Operating Budget as Manager deems necessary, provided, however, that Manager may not reallocate from one Department to another without Owner's consent, which shall not be unreasonably withheld or delayed. The term "Department" shall mean and refer to those general divisional categories shown in the Operating Budget (e.g., Guest Services Department or Administration Department), but shall not mean or refer to subcategories (e.g., linen replacement or uniforms) appearing in a divisional category. In addition, in the event actual Adjusted Gross Revenues (as defined in Exhibit "C" hereto) for any calendar period are greater than those provided for in the Operating Budget, the amounts approved in the Operating Budget for suite maintenance, guest services, food and beverage, telephone, utilities, marketing and hotel repair and maintenance for any calendar month shall be automatically deemed to be increased to an amount that bears the same relationship (ratio) to the amounts budgeted for such items as actual Adjusted Gross Revenue for such month bears to the projected Adjusted Gross Revenue for such month. Owner acknowledges that the Operating Budget is intended only to be a reasonable estimate of the Hotel's income and expenses for the ensuing fiscal year. Manager shall not be deemed to have made any guarantee, warranty or representation whatsoever in connection with the Operating Budget;

    (vi)  Operating Statement. Manager shall prepare and furnish Owner, on or
          -------------------
          before the twentieth (20th) day of the fiscal month immediately following the close of a fiscal month, with a detailed operating statement setting forth the results of the Hotel's operations. Within ninety (90) days after the end of each fiscal year, Manager shall furnish Owner with a detailed operating statement setting forth the results of the Hotel's operations for the fiscal year;

    (vii) Capital Budgets. Manager shall, not less than forty-five (45) days
          ---------------
          prior to the commencement of each fiscal year, submit to Owner, for Owner's approval, a recommended "Capital Budget" for the ensuing full or partial fiscal year, as the case may be, for furnishings, equipment, and ordinary Hotel capital replacement items as shall be required to operate the Hotel in accordance with the standards referred to in the License Agreement. Manager, to the extent it is able to do so without compromising compliance with the minimum standards required under the terms of the License Agreement, shall take into consideration, among other factors, the amount of funds available to pay for the proposed capital expenditures. Manager shall also identify for Owner those projects that are required to meet the minimum standards of the License Agreement and give priority to such items. Owner and Manager shall meet to discuss the proposed Capital Budget and Owner shall be required to make specific written objections to a proposed Capital Budget in the manner and within the same time periods specified in Section 3.01(v) with respect to an

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          Operating Budget. Owner agrees not to unreasonably withhold or delay its consent. If Owner does not approve the Capital Budget, Manager (i) with respect to Capital Improvements (as herein defined) required to meet the minimum standards of the License Agreement, will be entitled to spend such amounts as are necessary to meet such minimum standards and (ii) with respect to any other Capital Improvements, will only spend such amounts as are approved by Owner, acting reasonably, provided, however, that in any event Manager shall be entitled to spend up to five percent (5%) of Adjusted Gross Revenue for capital expenditures after the date hereof until the disputed Capital Budget item(s) have been resolved in accordance with Section 10.02.1(e). Manager, at Owner's expense, shall be responsible for supervising the design, installation and construction of alterations or additions to, or rebuilding or renovation of, the Hotel, including any additions to Hotel furnishings and equipment (collectively, "Capital Improvements"). Owner shall have the right to approve and inspect the installation and construction of Capital Improvements and any mortgagee having a first lien on Owner's leasehold estate in the Hotel ("Owner's Leasehold Mortgagee") or a first lien on Fee Owner's fee estate in the Hotel (the "Fee Owner's Mortgagee") shall also have any right of approval or inspection of the installation and construction of the Capital Improvements to the extent set forth in the mortgage, deed of trust or other loan documents (collectively, the "Mortgage Documents") (but only if and to the extent the Manager has been provided with copies of the Mortgage Documents). Fee Owner shall not have the right to approve any Capital Budget.

          After a Capital Budget has been adopted, it shall be subject to review and modification in the event unpredicted or unanticipated capital expenditures are required during any calendar year. Manager and Owner each agree not to unreasonably withhold or delay its consent to a proposed modification of a Capital Budget. Any amendment that is mutually agreed upon shall be set forth in writing and signed by both parties. It is acknowledged by Owner that capital expenditures required as a result of an emergency situation shall not reduce amounts available pursuant to the Capital Budget or otherwise hereunder, other than to the extent a Capital Budget item is subsumed within the capital expenditures required as a result of the occurrence of the emergency;

   (viii) General Maintenance Non-Capital Replacements. Manager shall supervise
          --------------------------------------------
          the maintenance, repair and replacement of non-capital replacements;

   (ix)   Operating Equipment. Manager shall select and purchase all operating
          -------------------
          equipment for the Hotel such as linens, utensils, uniforms and other similar items, provided, however, that if Owner determines that it can purchase operating equipment of a quality at least equal to that which Manager generally uses at a price lower than the price obtained by

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

          Manager, Manager shall purchase such operating equipment from the vendor designated by Owner;

   (x)    Operating Supplies. Manager shall select and purchase all operating
          ------------------
          supplies for the Hotel such as food, beverages, fuel, soap, cleansing items, stationery and other consumable items, provided, however, that if Owner determines that it can purchase operating supplies of a quality at least equal to that which Manager generally uses at a price lower than the price obtained by Manager, Manager shall purchase such operating supplies from the vendor designated by Owner;

   (xi)   Accounting Standards. Manager shall maintain the books and records
          --------------------
          reflecting the operations of the Hotel in accordance with the accounting practices of Manager in conformity with generally accepted accounting practices consistently applied and shall adopt and follow the fiscal accounting periods utilized by Manager in its normal course of business. The Hotel level generated accounting records reflecting detailed day-to-day transactions of the Hotel's operations, shall be kept by Manager at the Hotel or at Manager's regional offices or corporate headquarters, or at such other location as Manager shall reasonably determine. Manager shall receive a monthly fee for accounting services provided to the Hotel ("Accounting Fee"). The current Accounting Fee is set forth on Exhibit "B". The Accounting Fee shall be adjusted by Manager from time to time and set forth in the annual Operating Budget;

   (xii)  Marketing and Advertising. Manager shall advertise and promote the
          -------------------------
          Hotel in coordination with the sales and marketing programs of Manager and other Homewood Suites hotels. Manager may participate in sales and promotional campaigns and activities involving complimentary rooms. Manager, in marketing and advertising the Hotel, shall have the right to use marketing and advertising services of employees of Manager and its parent and affiliated companies not located at the Hotel. Manager may charge the Hotel for personnel and other costs and expenses incurred in providing such services; provided that (i) Manager's allocation of such costs and expenses among hotels, including the Hotel, shall be pro rated among all hotels owned or managed by Manager and (ii) the annual allocation of such costs and expenses to the Hotel shall not exceed $10,000.00. Such costs and expenses shall be reflected in the budgets and operating statements required to be prepared and submitted by Manager under this Agreement;

   (xiii) Permits and Licenses. Manager shall obtain and maintain the various
          --------------------
          permits and licenses required or permitted to be held in its name that are necessary to enable Manager to operate the Hotel in accordance with the terms of this Agreement and the License Agreement, provided, however, that Manager shall only hold liquor licenses and alcoholic beverage licenses if required by the laws of the jurisdiction in which the Hotel is

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          located. In addition, Manager shall upon request cooperate with and assist Owner in obtaining the various permits and licenses that are required to be held in the name of either or both of Owner and Fee Owner that are necessary to enable Manager to operate the Hotel. Manager, at Owner's cost and expense, shall use all reasonable efforts, to the extent within its control, to comply with the terms and conditions of all licenses and permits issued with respect to the Hotel and the business conducted at the Hotel, including, without limitation, the terms and conditions of the License Agreement;

  (xiv)   Owner Meetings. The Hotel's general manager shall meet with Owner's
          --------------
          Representative as hereinafter defined in Section 4.01(viii) quarterly to review and discuss the previous and future month's operating statement, cash flow, budget, capital expenditures, important personnel matters and the general concerns of Owner and Manager. In addition, a representative of Manager's corporate staff shall meet with Owner's Representative quarterly to review and discuss the previous and future quarter's operating statement, cash flow, budget, capital expenditures, important personnel matters and the general concerns of Owner and Manager. Except to the extent otherwise mutually agreed upon by Owner and Manager, the quarterly meetings described in this clause (xiv) shall be held at the Hotel;

  (xv)    Insurance. Manager shall procure and maintain throughout the Term the
          ---------
          insurance coverages set forth on Exhibit "D";

  (xvi)   Compliance with Law.  Manager, at Owner's cost and expense, shall
          -------------------
          use all reasonable efforts to comply with all laws, ordinances, regulations and requirements of any federal, state or municipal government that are applicable to the use and operation of the Hotel, as well as with all orders and requirements of the local fire department, of which Manager has knowledge; provided, however, that Owner shall have the right to contest by proper legal proceedings, the validity of any such law, ordinance, rule, regulation, order, decision or requirement and may postpone compliance therewith to the extent and in the manner provided by law until final determination of any such proceedings. Manager promptly shall notify Owner in writing of all notices of legal requirements applicable to the Hotel that are received by Manager;

  (xvii)  Satisfaction of Obligations.  Manager agrees to pay, when due, all
          ---------------------------
          amounts due under any equipment leases and all other contracts and agreements relating to the operation or maintenance of the Hotel, and, if requested by Owner, any Mortgage Documents relating to the loan from Owner's Leasehold Mortgagee ("Owner's Mortgage Documents"), but solely from and to the extent that funds are available in the Bank Account(s), and to comply, at Owner's cost and expense, with all other covenants and obligations contained in the equipment leases and all utility contracts, concession agreements, and service and maintenance contracts, and, if requested by Owner, Owner's Mortgage Documents to the extent that compliance therewith is within the reasonable control of Manager by reason of its management and operation of the Hotel pursuant to this Agreement; provided, however, Manager shall have no obligation to comply with any provisions in the Mortgage Documents that conflict with its rights and obligations under this Agreement. Manager shall have no obligation to perform or comply with any obligations of (i) Fee Owner or Owner under the Percentage Lease or (ii) Fee Owner under any Mortgage Documents relating to the loan from Fee Owner's Mortgagee (other than any right to approve or inspect Capital Improvements contemplated by
              Section 3.01(vii) above);

     (xviii)  Requests for Information.  Manager shall respond, with reasonable
              ------------------------
              promptness, to any information requests by Owner's Leasehold Mortgagee in accordance with Owner's Mortgage Documents, to the extent such information is required to be furnished by Manager to Owner pursuant to this Agreement. Any additional information or reports requested by Owner's Leasehold Mortgagee shall be provided by Manager only if Owner so directs Manager in writing and, to the extent such information or reports are not being prepared for Owner in the ordinary course of business pursuant to this Agreement, Owner agrees to pay the reasonable expenses of preparing such information and reports;

     (xix)    Tax and Insurance Accruals. If requested by Owner, Manager shall
              --------------------------
              accrue and set aside on a monthly basis funds from Adjusted Gross Revenues if available in the priority set forth on Exhibit B for the payment of real estate taxes and insurance premiums, and such accruals shall be deposited in a separate account and not commingled with other operating accounts for Hotel operations generally, provided, however, that to the extent such accruals exceed the amount necessary to pay the actual amount of real estate taxes and insurance premiums, such excess shall be available for operating costs, ownership costs, and the others items set forth on, and in the priority set forth on, Exhibit B. If such accruals do not exceed the actual amounts due in respect of real estate taxes and insurance premiums but Owner and Manager agree in writing, the tax and insurance accruals on deposit may be used from time to time to pay operating costs if Adjusted Gross Revenues are not otherwise sufficient to pay such operating costs.

                                   ARTICLE 4

                              OWNER'S OBLIGATIONS

     Section 4.01.  Owner's Obligations.  During the Term, Owner shall have the
                    -------------------
obligations set forth below:

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     (i)    License Agreement. Owner shall comply with all the terms and
            -----------------
            conditions of the License Agreement (specifically including, but not limited to, Licensee's obligation to pay the fees, charges and contributions set forth in paragraphs 3.c. and 7 of the License Agreement) and keep the License Agreement in full force and effect from the Effective Date through the remainder of the Term. Nothing in this Agreement shall be interpreted in a manner which would relieve Owner of any of its obligations under the License Agreement;

     (ii)   Licenses and Permits. Owner shall obtain and maintain, with
            --------------------
            Manager's assistance and cooperation, all governmental permissions, licenses and permits required to be held in Owner's and/or Fee Owner's name that are necessary to enable Manager to operate the Hotel in accordance with the terms of this Agreement and the License Agreement;

     (iii)  Insurance. Owner shall procure and maintain throughout the Term the
            ---------
            insurance coverages set forth on Exhibit "E";

     (iv)   Intentionally Omitted;

     (v)    Operating Funds. Owner shall provide all funds necessary to enable
            ---------------
            Manager to manage and operate the Hotel in accordance with the terms of this Agreement and the License Agreement, regardless of the designation of a portion of the operating costs as Fee Ownership Costs. Owner agrees to deliver to Manager for deposit into the Bank Account(s) on the Effective Date the amount specified on Exhibit "B" which amount shall be the "Minimum Balance" to be maintained by Owner during the first year of the Hotel's operation. The Minimum Balance thereafter shall be no less than the Hotel's operating costs for the preceding fiscal month. The Minimum Balance shall serve as working capital for the Hotel's operations. Owner agrees, upon Manager's written request, to immediately furnish Manager with sufficient funds to make up any deficiency in the Minimum Balance;

     (vi)   Capital Funds. Owner shall expend such amounts for renovation
            -------------
            programs, furnishings, equipment and ordinary Hotel capital replacement items as are required from time to time to (a) maintain the Hotel in good order and repair, (b) comply with the standards referred to in the License Agreement, and (c) comply with governmental regulations and orders. Owner shall cooperate fully with Manager in establishing appropriate procedures and timetables for Owner to undertake capital replacement projects.

            It is recognized that expenditures for capital replacements are incapable of precise calculation in advance. Therefore, five percent (5%) of Adjusted Gross Revenues each year shall be paid over in cash in each calendar month after the Effective Date into a Reserve Fund (as hereinafter defined) to pay for capital replacements. In lieu of funding monthly into the Reserve Fund as contemplated above, Owner shall have the right, but not the obligation, to deposit into the Reserve Fund, on or about the commencement of each year, the full amount set forth in the Capital Budget. Manager shall establish a reserve for capital replacements on the books of account for the Hotel and the cash amounts required for such reserve shall be placed into an interest-bearing account (the "Reserve Fund") established in the Hotel's name at the bank at which the Bank Account(s) are established, with Manager's designees being the only authorized signatories on said account. All amounts on deposit in the Reserve Fund shall be Owner's. Any expenditures for capital replacements during any calendar year which have been included in an approved Capital Budget may be made without Owner's or Fee Owner's additional approval and, to the extent available, shall be made by Manager from the Reserve Fund (including accrued interest and unused accumulations from prior calendar years). Any amounts remaining in the Reserve Fund at the close of each calendar year shall be carried forward and retained in the Reserve Fund until fully used as herein provided. To the extent the Reserve Fund is insufficient at a particular time or to the extent the Reserve Fund plus anticipated contributions for the ensuing calendar year is less than the budgeted expenditures set forth in the approved Capital Budget for the ensuing calendar year then in either such event, Manager shall give Owner written notice thereof at least sixty (60) days before the anticipated date such funds will be needed. Owner shall supply the necessary funds by deposit to the Reserve Fund at least fifteen (15) days before the anticipated date such funds will be needed. All proceeds from the sale of capital items no longer needed for the operation of the Hotel shall be deposited to the Reserve Fund. Sale of such items shall be at the discretion of Manager, and conducted in a commercially reasonable manner. Manager shall not dispose of any capital item or group of capital items having a value in excess of ten thousand dollars ($10,000) without Owner's prior written consent unless the replacement of such capital item or group of capital items has been contemplated in the applicable Capital Budget. Manager also shall obtain the consent of Owner's Leasehold Mortgagee when required for any disposition of capital items otherwise prohibited under the terms of Owner's Mortgage Documents, provided, however, that to the extent a capital item is being replaced because the same is defective or obsolete or with an item of equal or greater value no such consent need be obtained from Owner's Leasehold Mortgagee. Upon termination of this Agreement for whatever reason or upon sale of the Hotel, Manager's right to expend any unused portion of the Reserve Fund shall terminate and the balance of the fund shall be paid over to Owner, less any sums then due Manager.

          To the extent any expenditure under this Section 4.01(vi) shall exceed twenty thousand dollars ($20,000), Manager shall first solicit bids from at least three different reputable and qualified third parties, and the lowest of the bidders shall be selected unless acceptance of a higher bid has been approved by Owner in writing or unless Manager provides a reasonably detailed explanation for its selection of a bid higher than the lowest of the bidders;

    (vii)   Payments to Manager. Owner shall promptly pay to Manager all amounts
            -------------------
            due Manager under this Agreement;

    (viii)  Owner's Representative. Owner shall appoint a representative to
            ----------------------
            represent Owner in all matters relating to this Agreement and/or the Hotel ("Owner's Representative"). Owner's initial Owner's Representative shall be the individual named on Exhibit "B". Manager shall have the right to deal solely with the Owner's Representative on all such matters. Manager may rely upon statements and representations of Owner's Representative as being from and binding upon Owner. Owner may change its Owner's Representative from time to time by providing written notice to Manager in the manner provided for herein. Owner shall cause the Owner's Representative to attend all quarterly meetings referred to in Section 3.01(xiv);

    (ix)    Owner's Audits. Owner shall have the right to have its independent
            --------------
            accounting firm examine the books and records of the Hotel at any reasonable time upon forty-eight (48) hours notice to Manager;

    (x)     Right of Inspection and Review. Owner, Owner's Leasehold Mortgagee,
            ------------------------------
            Fee Owner and Fee Owner's Mortgagee and their respective accountants, attorneys, agents and other representatives and invitees, shall have the right to enter upon any part of the Hotel at all reasonable times during normal business hours and during the term of this Agreement upon reasonable prior notice to Manager for the purpose of examining or inspecting the Hotel, showing the Hotel to prospective purchasers or mortgagees, or auditing, examining or making extracts of books and records of the Hotel, or for any other purpose which Owner, in its reasonable discretion, shall deem necessary or advisable, but the same shall be done with as little disruption to the business of the Hotel as under the circumstances is reasonable; and

    (xi)    Quiet and Peaceable Operation. Owner shall ensure that Manager is
            -----------------------------
            able to peaceably and quietly operate the Hotel in accordance with the terms of this Agreement, free from molestation, eviction and disturbance by Owner or by any other person or persons claiming by, through or under Owner. Owner shall undertake and prosecute all reasonable and appropriate actions, judicial or otherwise, required to assure such quiet and peaceable operations by Manager.

                                   ARTICLE 5

                                MANAGEMENT FEE

     Section 5.01.  Management Fee. On the first day of each fiscal month after
                    --------------
the Effective Date, Manager is authorized by Owner to pay itself from the Bank Account(s) the Management Fees calculated in the manner set forth on Exhibit "C".

                                   ARTICLE 6

                             CLAIMS AND LIABILITY

     Section 6.01.  Claims and Liability. Owner and Manager mutually agree for
                    --------------------
the benefit of each other to look only to the appropriate insurance coverages in effect pursuant to this Agreement in the event any demand, claim, action, damage, loss, liability or expense occurs as a result of injury to person or damage to property regardless whether any such demand, claim, action, damage, loss, liability or expense is caused or contributed to, by or results from the negligence of Owner or Manager or their subsidiaries, affiliates, employees, directors, officers, agents or independent contractors and regardless whether the injury to person or damage to property occurs in and about the Hotel or elsewhere as a result of the performance of this Agreement. Nevertheless, in the event the insurance proceeds are insufficient or there is no insurance coverage to satisfy the demand, claim, action, loss, liability or expense and the same did not arise out of the gross negligence or willful misconduct of Manager, Owner agrees, at its expense, to indemnify and hold Manager and its subsidiaries, affiliates, officers, directors, employees, agents or independent contractors harmless to the extent of the excess liability.

     Section 6.02.  Survival. The provisions of this Article 6 shall survive any
                    --------
cancellation, termination or expiration of this Agreement and shall remain in full force and effect until such time as the applicable statute of limitation shall cut off all demands, claims, actions, damages, losses, liabilities or expenses which are the subject of the provisions of this Article 6.

                                   ARTICLE 7

                        CLOSURE, EMERGENCIES AND DELAYS

     Section 7.01.  Events of Force Majeure. If at any time during the Term of
                    -----------------------
this Agreement it becomes necessary, in Manager's opinion, to cease operation of the Hotel in order to protect the Hotel and/or the health, safety and welfare of the guests and/or employees of the Hotel for reasons beyond the reasonable control of Manager, such as, but not limited to, acts of war, insurrection, civil strife and commotion, labor unrest, governmental regulations and orders, shortage or lack of adequate supplies or lack of skilled or unskilled employees, contagious illness, catastrophic events or acts of God, which shall not include Manager's computer systems and software not being able to accurately process date data and information, including, but not limited to, calculating, comparing and sequencing from, into and between the twentieth century, the year 2000 and the twenty-first century ("Force Majeure"), then in such event or similar events Manager may close and cease operation of all or any part of the Hotel, reopening and commencing operation when Manager deems that such may be done without jeopardy to the Hotel, its guests and employees.

     Manager and Owner agree, except as otherwise provided herein, that the time within which a party is required to perform an obligation and Manager's right to manage the Hotel under this Agreement shall be extended for a period of time equivalent to the period of delay caused by an event of Force Majeure.

     Section 7.02.  Emergencies.  If a condition of an emergency nature should
                    -----------
exist which requires that immediate repairs be made for the preservation and protection of the Hotel, its guests or employees, or to assure the continued operation of the Hotel, Manager is authorized to take all actions and to make all expenditures necessary to repair and correct such condition, regardless whether provisions have been made in the applicable budget for such emergency expenditures. Expenditures made by Manager in connection with an emergency shall be paid, in Manager's sole discretion, out of the Bank Account(s). Owner shall immediately replenish such funds paid from the Bank Account(s). Manager shall endeavor to communicate with Owner prior to making any expenditures to correct an emergency condition, but in any event shall promptly notify Owner after the emergency expenditures have been made.

                                   ARTICLE 8

                           CONDEMNATION AND CASUALTY

     Section 8.01.  Condemnation.  If the Hotel is taken in any eminent domain,
                    ------------
expropriation, condemnation, compulsory acquisition or similar proceeding by a competent authority, this Agreement shall automatically terminate as of the date of taking or condemnation. Any compensation for the taking or condemnation of the physical facility comprising the Hotel shall be paid to Owner. Manager, however, with the full cooperation of Owner, shall have the right to file a claim with the appropriate authorities for the loss of Management Fee income for the remainder of the Term and any extension thereof because of the condemnation or taking. If only a portion of the Hotel is so taken and the taking does not make it unreasonable or imprudent, in Manager's and Owner's opinion, to operate the remainder as a hotel of the type immediately preceding such taking, this Agreement shall not terminate. Any compensation shall be used, however, in whole or in part, to render the Hotel a complete and satisfactory architectural unit as a hotel of the same type and class as it was immediately preceding such taking or condemnation.

     Section 8.02.  Casualty.  In the event of a fire or other casualty, Owner
                    --------
shall comply with the terms of the License Agreement and this Agreement shall remain in full force and effect so long as the License Agreement remains in full force and effect.

                                   ARTICLE 9

                              TERMINATION RIGHTS

     Section 9.01.  Bankruptcy and Dissolution. If either party is voluntarily
                    --------------------------
or involuntarily dissolved or declared bankrupt, insolvent, or commits an act of bankruptcy, or if a company enters into liquidation whether compulsory or voluntary otherwise than for the purpose of amalgamation or reconstruction, or compounds with its creditors, or has a receiver appointed over all or any part of its assets, or passes title in lieu of foreclosure, the other party may terminate this Agreement immediately upon serving notice to the other party, without liability on the part of the terminating party.

     Section 9.02.  Manager's Termination Right Upon the Termination of License
                    -----------------------------------------------------------
Agreement.  If the License Agreement is terminated for any reason, Manager may
---------
terminate this Agreement immediately upon serving notice to Owner, without liability on the part of Manager. Upon such termination, unless specifically provided otherwise herein, Manager shall be entitled to receive the Sale Termination Fee calculated in the manner set forth on Exhibit "B". Notwithstanding anything contained herein, Manager shall not be entitled to receive the Sale Termination Fee if the License Agreement is terminated because of Manager's failure to perform its obligations hereunder and Manager's failure was not caused by the failure of Owner to perform its obligations hereunder.

     Section 9.03.  (a)  Owner's Default.  The following shall, at the election
                         ---------------
of Manager, constitute events of default by Owner under this Agreement (each such event being referred to herein as an "Owner's Default"):

     (i) The failure of Owner to pay any amount to Manager provided for herein for a period of ten (10) days after written notice by Manager of such failure to pay.

     (ii) Failure of Owner to keep or perform any duty, obligation, covenant or agreement of Owner under this Agreement (other than the obligation to pay that is the subject of paragraph (i) above) and such failure continues for a period of thirty (30) days after receipt of written notice thereof from Manager; provided, however, if such failure cannot reasonably be remedied or corrected within such thirty (30) day period, then such thirty (30) day period shall be extended for such additional period as may be reasonably required to cure such default but only if Owner promptly commences to cure such default and continues thereafter with all due diligence to complete such a cure to the satisfaction of Manager.

     (iii) The occurrence of a default under or other termination of the Percentage Lease.

     (iv) Failure of Fee Owner to keep or perform any duty, obligation, covenant or agreement of Fee Owner under the "Comfort Letter" of even date herewith from Manager to Fee Owner agreed to and accepted by Fee Owner (the "Comfort Letter") relating to the Hotel and such failure continues for a period of thirty (30) days after receipt of written notice thereof from Manager; provided, however, if such failure cannot reasonably be remedied or corrected within such thirty (30) day period, then such thirty (30) day period shall be extended for such additional period as may be reasonably required to cure such default, but only if Fee Owner promptly commences to cure such default and continues thereafter with all due diligence to complete such a cure to the satisfaction of Manager.

     On the occurrence of any Owner's Default, Manager shall have the right to terminate this Agreement by written notice to Owner, in addition to its rights to seek damages or other remedies available to it at law or in equity.

     (b)  Manager Default.  The following shall, at the election of Owner,
          ---------------
constitute an event of default by Manager under this Agreement (such event being referred to herein as the "Manager Default"): Failure of Manager to keep or perform any duty, obligation, covenant or agreement of Manager under this Agreement and such failure shall continue for a period of thirty (30) days after receipt of written notice thereof from Owner; provided, however, if such failure cannot reasonably be remedied or corrected within such thirty (30) day period, then such thirty (30) day period shall be extended for such additional period as may be reasonably required to cure such default provided that Manager promptly commences to cure such default and continues thereafter with all due diligence to complete such cure to the satisfaction of Owner. Upon the occurrence of the Manager Default, Owner shall have the right to terminate this Agreement by written notice to Manager, in addition to its right to seek damages or other remedies available to it at law or in equity.

     Section 9.04.  Owner's -- Termination Rights. (a) Provided Owner is not in
                    -----------------------------
default under this Agreement at the time of delivery of the Termination Notice (as defined herein) or on the Termination Date (as defined herein), Owner shall have the right, after the tenth anniversary of the Effective Date, to terminate this Agreement by giving written notice (a "Termination Notice") to Manager setting forth an effective termination date which shall be the last day of a month (the "Termination Date") and which shall be not less than six (6) months nor more than twelve (12) months after the date of such Termination Notice and shall in no event be prior to the tenth anniversary of the Effective Date. If Owner terminates this Agreement pursuant to this Section 9.04(a), in addition to payment of all other fees and reimbursable sums due to Manager on the Termination Date, Manager shall have the right to receive the Cancellation Termination Fee calculated in the manner set forth on Exhibit "B". Such termination shall be effective so long as on or before the Termination Date Owner pays to Manager the Cancellation Termination Fee and all amounts determined by Owner and Manager, each acting reasonably and in good faith, to be due and owing to Manager pursuant to the terms and provisions of this Agreement.

     (b) (i) Provided Owner is not in default under this Agreement, Owner shall have the right to terminate this Agreement if, beginning in the first full calendar year of Hotel operations, Manager fails to achieve, in any two consecutive calendar years, a Gross Operating Profit (as herein defined) which is at least eighty-five percent (85%) of the amount set forth in the respective annual Operating Budget for Gross Operating Profit ("Budgeted GOP"); provided, however, that, if within sixty (60) days of receipt of a notice from Owner that Owner intends to terminate this Agreement pursuant to this Section 9.04(b)(i), Manager pays in cash to Owner the difference between the achieved Gross Operating Profit and eighty-five percent (85%) of the Budgeted GOP for the second of the two consecutive calendar years in which shortfalls occurred, then Owner shall not be entitled to terminate this Agreement. If Owner is entitled to and elects to terminate this Agreement, Owner shall give written notice to Manager within ninety (90) days following delivery to Owner of the annual financial statements for the calendar year. If such notice is not provided by Owner to Manager within such ninety (90) day period, Owner shall be deemed to have waived its right hereunder to terminate this Agreement with respect to the calendar year as to which the failure occurred. In the event Owner has the right to terminate with respect to a calendar year but waives such right, Owner's right to terminate shall carry forward and shall be applicable to the next succeeding calendar year if Manager fails to achieve eighty-five percent (85%) of Budgeted GOP for the next succeeding year, subject to Manager's right to cure for such calendar year. For purposes of this section, the term "Gross Operating Profit" shall mean the amount, if any, by which Adjusted Gross Revenues for any calendar year exceed operating costs for such calendar year.

     (ii) The provisions of clause (b)(i) above shall not apply in any calendar year in which the operation of the Hotel, or the use of the Hotel's facilities, are significantly disrupted by casualty loss, strike, eminent domain, or other events of Force Majeure that are beyond the reasonable control of Manager, or major repairs to or refurbishment of the Hotel. In the event Owner exercises the right of termination contemplated in clause (b)(i) above, (a) Owner shall have no obligation to pay any termination fee or other damages to Manager as a consequence of such termination, except that Owner shall be liable to Manager and shall pay immediately upon such termination all fees earned and other amounts and expenses payable or reimbursable to Manager pursuant to this Agreement and (b) the exercise of the right of termination shall only be valid if on or prior to the termination date all sums outstanding under the Acquisition Loan shall have been paid in full.

       Section 9.05.  Manager's Right to Terminate Upon Sale. If there is to be
                      --------------------------------------
a "Change in Ownership" as defined in the License Agreement and the new owner of the Hotel has not received a Homewood Suites License Agreement for the operation of the Hotel (for purposes of this Section 9.05, said agreement shall be referred to as the "License Agreement"), Manager shall have the right upon giving notice to Owner to terminate this Agreement on the date the Change of Ownership occurs. If there is a Change of Ownership and the new owner of the Hotel receives a License Agreement, but does not enter into an assumption agreement, pursuant to which the new owner assumes all of Owner's obligations hereunder, with Manager prior to the date the Change of Ownership occurs, Manager shall have the right, upon giving notice to Owner, to terminate this Agreement on the date the Change of Ownership occurs. If Manager terminates this Agreement pursuant to this Section 9.05 (in addition to payment of all other fees and reimbursable sums due to Manager to the date of termination), Manager shall have the right to receive the Sale Termination Fee calculated in the manner set forth on Exhibit "B". If a Change of Ownership occurs, and the new owner obtains a License Agreement and the new owner and Manager enter into an assumption agreement pursuant to which this Agreement remains in full force and effect, Manager shall not receive a Termination Fee and references in this Agreement to License Agreement shall be to the License Agreement with such new owner.

     Section 9.06.  Delays.  Notwithstanding any other provision of this
                    ------
Agreement, if any event of the type described in Article 7 or 8 occurs after the Effective Date and Manager is unable to operate the Hotel for a period of ninety
(90) days, Manager shall have the option to terminate this Agreement upon thirty
(30) days' prior written notice to Owner, without liability on the part of Manager, its parent or their subsidiaries or affiliates.

     Section 9.07.  Employment Solicitation Restriction Upon Termination. Owner
                    ----------------------------------------------------
and its affiliates and subsidiaries and their successors hereby agree not to solicit the employment of the Hotel general manager, assistant general manager or director of sales at any time during the term of this Agreement without Manager's prior written approval. Furthermore, Owner and its affiliates and subsidiaries and successors agree not to employ the Hotel's general manager, assistant general manager or director of sales for a period of twelve (12) months after the termination or expiration of this Agreement, without Manager's prior written approval.

     Section 9.08.  Transition Upon Termination.  Upon any termination of this
                    ---------------------------
Agreement, all fees and payments due to Manager as of the effective date of termination, including all accrued and unpaid fees and reimbursable charges and expenses, shall be paid to Manager within ten (10) days after delivery to Owner of an itemized statement of such fees and payments. Manager shall be entitled to exercise the right of setoff provided in Section 11.16 hereof with respect to such fees, charges and expenses. Manager shall deliver to Owner, or such other person or persons as Owner may designate, copies of all books and records of the Hotel and all funds in the possession of Manager belonging to Owner or received by Manager pursuant to the terms of this Agreement, and shall assign, transfer or convey to such person or persons all service contracts and personal property relating to or used in the operation and maintenance of the Hotel, except any personal property which is owned by Manager. Manager also shall, for a period of thirty (30) days after such expiration or termination, make itself available to consult with and advise Owner or such other person or persons regarding the operation and maintenance of the Hotel at a consultation fee to be agreed upon between Manager and Owner.

                                  ARTICLE 10

                        APPLICABLE LAW AND ARBITRATION

     Section 10.01.  Applicable Law.  The interpretation, validity and
                     --------------
performance of this Agreement shall be governed by the procedural and substantive laws of the state of Georgia and any and all disputes, except those specifically referred to below, shall be brought and maintained within that state. If any judicial authority holds or declares that the law of another jurisdiction is applicable, this Agreement shall remain enforceable under the laws of that jurisdiction.

     Section 10.02.  Arbitration of Financial Matters.
                     --------------------------------

          Subsection 10.02.1.  Matters to be Submitted to Arbitration.  In the
                               --------------------------------------
     case of a dispute with respect to any of the following matters, either party may submit such matter to arbitration which shall be conducted by the Accountants (as hereinafter defined in Subsection 10.02.2): (a) computation of the Management Fees; (b) reimbursements due to Manager under the provisions of Section 11.15; (c) any adjustment in the Minimum Balance under the provisions of Section 4.01(v); (d) any adjustment in dollar amounts of insurance coverages required to be maintained; and (e) any dispute concerning the approval of an Operating Budget.

          All disputes concerning the above matters shall be submitted to the Accountants. The decision of the Accountants with respect to any matters submitted to them under this Subsection 10.02.1 shall be binding on both parties hereto.

          Subsection 10.02.2.  The Accountants.  The "Accountants" shall be one
                               ---------------
     of three (3) firms of certified public accountants of recognized national standing in the hotel industry. Until otherwise agreed to by the parties, the three (3) firms shall be Arthur Andersen & Co., PriceWaterhouseCoopers, and Ernst & Young, notwithstanding any existing relationships which may exist between Owner and such accounting firms or Manager and such accounting firms. The party desiring to submit any matter to arbitration under Subsection 10.02.1 shall do so by written notice to the other party, which notice shall set forth the items to be arbitrated and such party's choice of one of the three (3) accounting firms. The party receiving such notice shall within fifteen (15) days after receipt of such notice either approve such choice, or designate one of the remaining two (2) firms by written notice back to the first party, and the first party shall within fifteen (15) days after receipt of such notice either approve such choice or disapprove the same. If both parties shall have approved one of the three (3) firms under the preceding sentence, then such firm shall be the "Accountants" for the purposes of arbitrating the dispute; if the parties are unable to agree on an accounting firm, then the third firm, which was not designated by either party, shall be the "Accountants" for such purpose. The Accountants shall be required to render a decision in accordance with the procedures described in Subsection 10.02.3 within fifteen

     (15) days after being notified of their selection. The fees and expenses of the Accountants will be paid by the non-prevailing party.

          Subsection 10.02.3.  Procedures.  In all arbitration proceedings
                               ----------
     submitted to the Accountants, the Accountants shall be required to agree upon and approve the substantive position advocated by Owner or Manager with respect to each disputed item. Any decision rendered by the Accountants that does not reflect the position advocated by Owner or Manager shall be beyond the scope of authority granted to the Accountants and, consequently, may be overturned by either party. All proceedings by the Accountants shall be conducted in accordance with the Uniform Arbitration Act, except to the extent the provisions of such act are modified by this Agreement or the mutual agreement of the parties. Unless otherwise agreed, all arbitration proceedings shall be conducted at the Hotel.

     Section 10.03.  Performance During Disputes. It is mutually agreed that
                     ---------------------------
during any kind of controversy, claim, disagreement or dispute, including a dispute as to the validity of this Agreement, Manager shall remain in possession of the Hotel as Manager; and Owner and Manager shall continue their performance of the provisions of this Agreement and its exhibits. Manager shall be entitled to injunctive relief from a civil court or other competent authority to maintain possession in the event of a threatened eviction during any dispute, controversy, claim or disagreement arising out of this Agreement.

                                  ARTICLE 11

                              GENERAL PROVISIONS

     Section 11.01.  Authorization. Owner and Manager represent and warrant to
                     -------------
each other that their respective corporations have full power and authority to execute this Agreement and to be bound by and perform the terms hereof. On request, each party shall furnish the other evidence of such authority.

     Section 11.02.  Relationship. Manager and Owner shall not be construed as
                     ------------
joint venturers or partners of each other by reason of this Agreement and neither shall have the power to bind or obligate the other except as set forth in this Agreement.

     Section 11.03.  Manager's Contractual Authority in the Performance of this
                     ----------------------------------------------------------
Agreement.  Manager is authorized to make, enter into and perform in the name of
---------
and for the account of Owner any contracts deemed necessary by Manager to perform its obligations under this Agreement. In exercising its authority hereunder, Manager shall be entitled to execute and enter into contracts without the specific approval of Owner and Fee Owner so long as each such contract (i) requires expenditures or otherwise establishes liability of twenty-five thousand dollars ($25,000) or less and (ii) has a term (excluding options in favor of
                          ---
Manager and Owner to renew) of one (1) year or less or can be cancelled without
                                                    --
penalty upon sixty (60) days' notice or less, provided, however, that any contract entered into pursuant to the last paragraph of Section 4.01(vi) shall be governed by the provisions of said Section 4.01(vi). Any contract that does not satisfy the conditions set forth in the preceding sentence shall require the prior approval in each instance of Owner, regardless whether such expenditure is authorized in an applicable budget, unless the form of the contract proposed to be entered into has been approved in advance by Owner. Owner agrees to promptly respond to any request for approval and further agrees that its consent shall not be unreasonably withheld or delayed. Manager shall be authorized to enter into contracts with affiliates of Manager, but only so long as Owner shall have approved in advance the cost of the service or product to be provided.

     Section 11.04.  Further Actions.  Owner and Manager agree to execute all
                     ---------------
contracts, agreements and documents and to take all actions necessary to comply with the provisions of this Agreement and the intent hereof.

     Section 11.05.  Successors and Assigns. Owner's consent shall not be
                     ----------------------
required for Manager to assign any of its rights, interests or obligations as Manager hereunder to any parent, subsidiary or affiliate of Manager or Promus Hotel Corporation, provided that any such assignee agrees to be bound by the terms and conditions of this Agreement and provided, further, that such assignee has received an assignment of all or substantially all of the management agreements entered into by Manager with respect to other Homewood Suites hotels. The acquisition of Manager or its parent company by a third party shall not constitute an assignment of this Agreement by Manager and this Agreement shall remain in full force and effect between Owner and Manager. Except as herein provided, Manager shall not assign any of its obligations hereunder without the prior written consent of Owner, which shall not be unreasonably withheld or delayed. Owner shall be deemed to have consented to such an assignment of this Agreement if Owner has not notified Manager in writing to the contrary within fifteen (15) days after Owner has received Manager's request for Owner's consent to an assignment. Manager shall have the right to pledge or assign its right to receive the Management Fees hereunder without the prior written consent of Owner.

     Owner shall have the right to assign this Agreement to the person or entity which has obtained (i) leasehold title to the Hotel in accordance with the Comfort Letter and (ii) a Homewood Suites License Agreement for the Hotel. Except as hereinabove provided, Owner shall not have the right to assign this Agreement.

     Section 11.06.  Notices. All notices or other communications provided for
                     -------
in this Agreement shall be in writing and shall be either hand delivered, delivered by certified mail, postage prepaid, return receipt requested, delivered by an overnight delivery service, or delivered by facsimile machine (with an executed original sent the same day by an overnight delivery service), addressed as set forth on Exhibit "B". Notices shall be deemed delivered on the date that is four (4) calendar days after the notice is deposited in the U.S. mail (not counting the mailing date) if sent by certified mail, or, if hand delivered, on the date the hand delivery is made, or if delivered by facsimile machine, on the date the transmission is made. If given by an overnight delivery service, the notice shall be deemed delivered on the next business day following the date that the notice is deposited with the overnight delivery service. The addresses given above may be changed by any party by notice given in the manner provided herein.

     Section 11.07.  Documents. Owner shall furnish Manager copies of all
                     ---------
leases, title documents, property tax receipts and bills, insurance statements, all financing documents (including notes and mortgages) relating to the Hotel and such other documents pertaining to the Hotel as Manager shall request.

     Section 11.08.  Defense. Manager shall defend and/or settle any claim or
                     -------
legal action brought against Manager or Owner, individually, jointly or severally in connection with the operation of the Hotel. Manager shall retain and supervise legal counsel, accountants and such other professionals, consultants and specialists as Manager deems appropriate to defend and/or settle any such claim or cause of action. Owner shall have the right to participate actively in the defense of any such claim or cause of action in which Owner is a named defendant. Owner's approval shall be required with respect to any proposed settlement of any claim or cause of action in which Owner is a named party or that is not covered by insurance (excluding any deductible amount specified in the applicable policy of insurance). Manager shall confer with Owner concerning any settlement proposal that Manager is considering accepting, regardless of whether Owner is a named party, but Owner's approval shall not be required if Owner is not a named party and the settlement is covered by insurance. All liabilities, costs, and expenses, including attorneys' fees and disbursements, incurred in defending and/or settling any such claim or legal action which are not covered by insurance shall be paid by Owner.

     Section 11.09.  Waivers. No failure or delay by Manager or Owner to insist
                     -------
upon the strict performance of any covenant, agreement, term or condition of this Agreement, or to exercise any right or remedy consequent upon the breach thereof, shall constitute a waiver of any such breach or any subsequent breach of such covenant, agreement, term or condition. No covenant, agreement, term, or condition of this Agreement and no breach thereof shall be waived, altered or modified except by written instrument. No waiver of any breach shall affect or alter this Agreement, but each and every covenant, agreement, term and condition of this Agreement shall continue in full force and effect with respect to any other then existing or subsequent breach thereof.

     Section 11.10.  Changes.  Any change to or modification of this Agreement,
                     -------
including, without limitation, any change in the application of this Agreement to the Hotel, must be evidenced by a written document signed by both parties hereto.

     Section 11.11.  Captions.  The captions for each Article and Section are
                     --------
intended for convenience only.

     Section 11.12.  Severability.  If any of the terms and provisions hereof
                     ------------
shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any of the other terms or provisions hereof. If, however, any material part of a party's rights under this Agreement shall be declared invalid or unenforceable (specifically including Manager's right to receive its Management Fees), the party whose rights have been declared invalid or unenforceable shall have the option to terminate this Agreement upon thirty (30) days' written notice to the other party, without liability on the part of the terminating party.

     Section 11.13.  Interest. Any amount payable to Manager or Owner by the
                     --------
other which has not been paid when due shall accrue interest at the lesser of:
(a) the highest legal limit in the state in which the Hotel is located, (b) the highest legal limit in the state of Georgia, or (c) two percentage points (2%) over the published base rate of interest charged by Citibank, N.A., New York, New York, to borrowers on ninety (90) day unsecured commercial loans, as the same may be changed from time to time.

     Section 11.14.  Reimbursement.  The performance by Manager of its
                     -------------
responsibilities under this Agreement are conditioned upon Owner providing sufficient funds to Manager on a timely basis to enable Manager to perform its obligations hereunder. Nevertheless, Manager shall be entitled, at its option, after first providing not less than ten (10) days' prior written notice to Owner specifying the obligations to be satisfied and the amount of money to be advanced, to advance funds or contribute property, on behalf of the Owner, to satisfy obligations of Owner in connection with the Hotel and this Agreement. Manager shall keep appropriate records to document all reimbursable expenses paid by Manager, which records shall be made available for inspection by Owner or its agents upon request. Owner agrees to reimburse Manager with interest upon demand for money paid or property contributed by Manager to satisfy obligations of Owner in connection with the Hotel and this Agreement. Interest shall be calculated at the rate set forth in Section 11.13 from the date Owner was obligated to remit the funds or contribute the property for the satisfaction of such obligation to the date reimbursement is made.

     Section 11.15.  Travel and Out-of-Pocket Expenses. Manager shall be
                     ---------------------------------
reimbursed for all reasonable travel and out-of-pocket expenses of Manager's employees reasonably incurred in the performance of this Agreement, provided, however, that travel and out-of-pocket expenses of officers of Manager, its parent and affiliates shall not be reimbursable by Owner. Manager shall have sole discretion, which shall not be unreasonably exercised, to determine the necessity for such travel or other expenses.

     Section 11.16.  Set off. Without prejudice to Manager's right to terminate
                     -------
this Agreement pursuant to the provisions of this Agreement, Manager may at any time and without notice to Owner set off or transfer any sum or sums held by Manager or other affiliate of Promus Hotels, Inc. to the order or on behalf of Owner or Fee Owner or standing to the credit of Owner or Fee Owner in the Bank Account(s) in or towards satisfaction of any of Owner's liabilities to Manager in respect of all sums due to Manager under the terms of this Agreement.

     Section 11.17.  Third Party Beneficiary. This Agreement is exclusively for
                     -----------------------
the benefit of the parties hereto and it may not be enforced by any party other than the parties to this Agreement and shall not give rise to liability to any third party other than the authorized successors and assigns of the parties hereto.

     Section 11.18.  Brokerage.  Manager and Owner represent and warrant to each
                     ---------
other that neither has sought the services of a broker, finder or agent in this transaction, and neither has employed, nor authorized, any other person to act in such capacity. Manager and Owner each hereby agrees to indemnify and hold the other harmless from and against any and all claims, loss, liability, damage or expenses (including reasonable attorneys' fees) suffered or incurred by the other party as a result of a claim brought by a person or entity engaged or claiming to be engaged as a finder, broker or agent by the indemnifying party.

     Section 11.19.  Survival of Covenants. Any covenant, term or provision of
                     ---------------------
this Agreement which, in order to be effective, must survive the termination of this Agreement, shall survive any such termination.

     Section 11.20.  Estoppel Certificate. Manager and Owner agree to furnish to
                     --------------------
the other party, from time to time upon request, an estoppel certificate in such reasonable form as the requesting party may request stating whether there have been any defaults under this Agreement known to the party furnishing the estoppel certificate and such other information relating to the Hotel as may be reasonably requested.

     Section 11.21.  Other Agreements. Except to the extent as may now or
                     ----------------
hereafter be specifically provided, nothing contained in this Agreement shall be deemed to modify any other agreement between Owner and Manager with respect to the Hotel or any other property. This Agreement, together with the Comfort Letter, contains the entire agreement between Owner and Manager regarding the management of the Hotel.

     Section 11.22.  Periods of Time. Whenever any determination is to be made
                     ---------------
or action is to be taken on a date specified in this Agreement, if such date shall fall on a Saturday, Sunday or legal holiday under the laws of the states of Tennessee and Virginia and/or the state in which the Hotel is located, then in such event said date shall be extended to the next day which is not a Saturday, Sunday or legal holiday.

     Section 11.23.  Preparation of Agreement. This Agreement shall not be
                     ------------------------
construed more strongly against either party regardless of who is responsible for its preparation.

     Section 11.24.  Exhibits. All exhibits attached hereto are incorporated
                     --------
herein by reference and made a part hereof as if fully rewritten or reproduced herein.

     Section 11.25.  Attorneys' Fees and Other Costs. The parties to this
                     -------------------------------
Agreement shall bear their own attorneys' fees in relation to negotiating and drafting this Agreement. Should Owner or Manager engage in litigation to enforce their respective rights pursuant to this Agreement, the prevailing party shall have the right to indemnity by the non-prevailing party for an amount equal to the prevailing party's reasonable attorneys' fees, court costs and expenses arising therefrom.

     Section 11.26.  Agreement Not an Interest in Real Property. This Agreement
                     ------------------------------------------
is not, and shall not be deemed at any time to be or to create, an interest in real estate or a lien or other encumbrance of any kind whatsoever against the Hotel or the land on which it is erected.

     Section 11.27.  Counterparts. This Agreement may be executed in two (2) or
                     ------------
more counterparts, each of which shall be deemed an original.

     The parties have respectively caused this Agreement to be executed as of the respective dates shown below.

                              OWNER:

/s/ Ginelle Guzmon            APPLE SUITES MANAGEMENT,
------------------            INC., a Virginia corporation
Witness:


                              By:  /s/ Glade M. Knight
                                   -------------------
                              Name:  Glade M. Knight
                              Title:  President

                              Date:  April 4, 2001



                              MANAGER:

/s/ Dawn Badowski             PROMUS HOTELS, INC., a Delaware
-----------------             corporation
Witness:



                              By:  /s/ Rick Schultz
                                   -------------------
                              Name:  Rick Schultz
                              Title:  Senior Vice President


                              Date:  April 23, 2001

                                  EXHIBIT "A"

                               LICENSE AGREEMENT
                               -----------------

                                   [omitted]

                                  EXHIBIT "B"

                              DEAL SPECIFIC TERMS
                              -------------------


TERM:                              Fifteen (15) years from the Effective Date
----

INITIAL MINIMUM BALANCE
FOR THE BANK ACCOUNT(S) :          $75,000
------------------------

INITIAL OWNER'S REPRESENTATIVE:    Justin Knight
------------------------------


DISBURSEMENT PRIORITY SCHEDULE:
------------------------------

     Each fiscal month Manager, on behalf of Owner, shall disburse funds from the Bank Account(s) in the following order of priority and to the extent available:

     (a) all fees, assessments and charges due and payable under the License Agreement when issued;

     (b)  the Management Fee

     (c)  all reimbursable expenses due Manager;

     (d) all other Hotel operating costs (herein and in the Agreement referred to as "operating costs"), as such costs and expenses are defined under the accounting practices of Manager in conformity with generally accepted accounting practices consistently applied, specifically including, but not limited to, (i) the cost of operating equipment and operating supplies, wages, salaries and employee fringe benefits, advertising and promotional expenses, the cost of personnel training programs, utility and energy costs, operating licenses and permits, grounds and landscaping maintenance costs and equipment rentals approved by Manager as an operating cost; (ii) all expenditures made for maintenance and repairs to keep the Hotel in good condition and repair, specifically excluding expenditures for Capital Replacements; and (iii) premiums and charges on the insurance coverages specified in Exhibit "D" incurred after the Effective Date. There shall be excluded from the operating costs of the Hotel the following, which shall be ownership costs of the Hotel: (i) depreciation of the Hotel, furnishings, fixtures and equipment; (ii) rental pursuant to a ground lease, if any, or the Percentage Lease or any other lease payments;
          (iii) debt service (interest and principal) on any mortgage(s) encumbering Owner's leasehold interest in, and/or Fee Owner's fee interest in, the Hotel; (iv) property taxes and assessments; (v) expenditures for Capital Replacements; (vi) audit, legal and other professional or special fees; (vii) premiums for insurance coverages specified in Exhibit "E"; (viii) administrative and general expenses and disbursements of Owner, including compensation of employees of Owner; (ix) Federal, State and local Franchise and Income Taxes; (x) amortization of bond discounts and mortgage expenses; (xi) deposits into the Reserve Fund or amounts held pursuant to Section 3.01(xix); and (xiii) such other costs or expenses which are normally treated as ownership costs under the accounting practices of Manager in conformity with generally accepted accounting practices consistently applied;

     (e) the following ownership costs, disbursed in the following order of priority and to the extent available:

           (i) an amount (annualized) to satisfy land, building and personal property taxes and assessments;

          (ii) an amount (annualized) to satisfy the premiums for the insurance required to be obtained by Owner in accordance with Exhibit "E";

         (iii) the amount to be deposited in the Reserve Fund pursuant to
               Section 4.01(d); and

          (iv) any ground lease payments, but specifically excluding, except as specifically itemized above, any sums payable by Owner to Fee Owner pursuant to the Percentage Lease;

     (f) any payments not specifically contemplated above which are required to be paid by Owner to Fee Owner pursuant to the Percentage Lease; and

     (g) except as provided above, debt service upon any mortgage(s) encumbering the Hotel and any capital lease payments.

     After the disbursements set forth above, any excess funds remaining in the Bank Account(s) over the Minimum Balance shall be distributed to Owner. If after making the disbursements set forth above, there shall be a deficiency in the Minimum Balance, Owner shall immediately provide such funds as may be required to maintain the Minimum Balance in the Bank Account(s).

          NOTICES:

          Owner:                        Apple Suites Management, Inc.
          -----                         306 East Main Street
                                        Richmond, Virginia 23219
                                        Fax:  804/782-9302
                                        Attention:  Mr. Glade M. Knight



          Manager:                      Promus Hotels, Inc.
          -------                       755 Crossover Lane
                                        Memphis, Tennessee 38117
                                        Fax:  901/374-5050
                                        Attention:  Rick Schultz

                                             with a copy to:

                                        Hilton Hotels Corporation
                                        9336 Civic Center Drive
                                        Beverly Hills, CA 90210
                                        Fax:  310/205-8611
                                        Attention:  General Counsel


SALE TERMINATION FEE:
--------------------

     The "Sale Termination Fee" shall be: (i) if the termination of this Agreement occurs before the first anniversary of the Effective Date, an amount equal to the product of (x) five (5) times the (y) budgeted Management Fees for the first year of the Term; (ii) if the termination of this Agreement occurs during the period commencing on the first anniversary of the Effective Date ending on the second anniversary of the Effective Date, an amount equal to the product of (x) five (5) times (y) the aggregate of the Management Fees earned during the preceding twelve (12) month period; (iii) if the termination of this Agreement occurs after the second anniversary of the Effective Date but on or before the tenth (10th) anniversary of the Effective Date, an amount equal to the product of (x) three (3) times (y) the quotient of the aggregate of the Management Fees earned during the preceding twenty-four (24) month period divided by two (2); (iv) if the termination of this Agreement occurs after the tenth (10th) anniversary of the Effective Date but on or before the fourteenth
(14th) anniversary of the Effective Date, an amount equal to the product of (x) one and one-half (1.5) times (y) the aggregate of the Management Fees earned during the preceding twenty-four month period divided by two (2); and (v) if the termination of this Agreement occurs after the fourteenth (14th) anniversary of the Effective Date, an amount equal to the product of (x) the aggregate of the Management Fees earned during the preceding twenty-four (24) month period divided by 24 times (y) the number of full calendar months remaining in the Term.

CANCELLATION TERMINATION FEE:
----------------------------

     The "Cancellation Termination Fee" shall be: (i) if the termination of this Agreement occurs after the tenth (10th) anniversary of the Effective Date but on or before the fourteenth (14th) anniversary of the Effective Date, an amount equal to the product of (x) two (2) times (y) the aggregate of the Management Fees earned during the preceding twenty-four month period divided by two (2); and (ii) if the termination of this Agreement occurs after the fourteenth (14th) anniversary of the Effective Date, an amount equal to the product of (x) the aggregate of the Management Fees earned during the preceding twenty-four (24) month period divided by 24 times (y) the number of full calendar months remaining in the Term.

ACCOUNTING FEE:  $1,000/month, as such amount may be increased annually in
--------------
accordance with increases in the CPI from __________, 2001.

                                  EXHIBIT "C"

                                MANAGEMENT FEES
                                ---------------


     The "Management Fee" shall mean and refer to a fee equal to the following:
(i) two percent (2%) of Adjusted Gross Revenues (as hereinafter defined) with respect to each fiscal month during the first year of the term of this Agreement, (ii) three percent (3%) of Adjusted Gross Revenues with respect to each fiscal month during the second year of the term of this Agreement and (iii) four percent (4%) of Adjusted Gross Revenues with respect to each fiscal month during the remainder of the term of this Agreement.

     The term "Gross Revenues" shall be defined as all revenues and income of any nature derived directly or indirectly from the Hotel or from the use or operation thereof, whether on or off the Site, including total room sales, food and beverage sales, if any, laundry, telephone, telegraph and telex revenues, other income, rental or other payments from lessees, sublessees, licensees and concessionaires (but not the gross receipts of such lessees, sublessees, licensees or concessionaires) and the proceeds of business interruption, use, occupancy or similar insurance.

     The term "Adjusted Gross Revenues" shall be defined as Gross Revenues less the following revenues actually received by the Hotel and included in Gross
Revenues: (i) any gratuities or service charges added to a customer's bill; (ii) any credits or refunds made to customers, guests or patrons; (iii) any sums and credits received by Owner for lost or damaged merchandise; (iv) any sales taxes, excise taxes, gross receipt taxes, admission taxes, entertainment taxes, tourist taxes or charges; (v) any proceeds from the sale or other disposition of the Hotel, furnishings and equipment or other capital assets; (vi) any fire and extended coverage insurance proceeds; (vii) any condemnation awards; (viii) any proceeds of financing or refinancing of the Hotel; and (ix) any interest on the Bank Account(s).


                                     C-1-1

                                  EXHIBIT "D"

                                   INSURANCE
                                   ---------


     In accordance with Section 3.01(xv), Manager shall, on behalf of Owner and at Owner's expense, procure the insurance coverages hereinafter set forth and ensure that they are in full force and effect as of the Effective Date and that they remain in full force and effect throughout the Term of this Agreement. All cost(s) and expense(s) incurred by Manager in procuring the following insurance coverages shall be operating costs and shall be paid from the Bank Account(s):

Coverages:                                        Amounts of Insurance
---------                                         --------------------

     Comprehensive General Liability                   $10,000,000
     -------------------------------

       Including -
       Premises - Operations
       Products/Completed Operations
       Contractual
       Personal Injury
       Liquor Liability/Dram Shop (if applicable)
       Elevators and Escalators

     Automotive Liability                              $10,000,000
     --------------------
       Owned Vehicles
       Non-Owned Vehicles
       Uninsured Motorist where Required by Statute

     Automobile Physical Damage (Optional)
     --------------------------  --------

       Comprehensive                                   (To Value if insured)
       Collision

     Workers' Compensation                             Statutory
     ---------------------

     Employer's Liability                              $1,000,000
     --------------------

     Fidelity (Employee Dishonesty)                    As required
     --------

     Money and Securities                              As required
     --------------------

     All insurance coverages provided for under this Exhibit "D" shall be effected by policies issued by insurance companies (i) that are authorized to do business in the state in which the Hotel is located; and (ii) that are of good reputation and of sound and adequate financial responsibility, having a Bests Rating of B+ VI, or better, or a comparable rating if Bests ceases to publish its ratings or materially changes its rating standards or procedures.

     Manager shall deliver to Owner duly executed certificates of insurance with respect to all of the policies of insurance procured, including existing, additional and renewal policies.

     Each policy of insurance maintained in accordance with this Exhibit "D," to the extent obtainable, shall specify that such policies shall not be cancelled or materially changed without at least thirty (30) days' prior written notice to Owner and Manager.

     Except as otherwise provided in the Agreement, Manager and Owner each waives, releases and discharges the other from all claims or demands which each may have or acquire against the other, or against each other's subsidiaries, affiliates, directors, officers, agents, employees, independent contractors or partners, with respect to any claims for any losses, damages, liabilities or expenses (including attorneys' fees) incurred or sustained by either of them on account of injury to persons or damage to property or business arising out of the ownership, management, operation and maintenance of the Hotel, regardless whether any such claim or demand may arise because of the fault of negligence of the other party or its subsidiaries, affiliates, officers, employees, directors, agents or independent contractors. Each policy of insurance maintained in accordance with this Exhibit "D" shall contain a specific waiver of subrogation reflecting the above with respect to insured claims.

     All policies of insurance provided for under this Exhibit "D" shall be carried in the name of the Manager. Owner's interest and that of any other applicable party will be included in the coverage by an additional insured endorsement.

     All such policies of insurance shall be written on an "occurrence" basis, with no aggregate limitation.

     Either Manager or Owner, by notice to the other, shall have the right to require that the minimum amount of insurance to be maintained with respect to the Hotel under this Exhibit "D" be increased to make such insurance comparable with prudent industry standards and to reflect increases in liability exposures, taking into account the size and location of the Hotel.

     Owner hereby authorizes Manager to utilize the services of and/or place the insurance set forth in this Exhibit "D" with (i) any subsidiary or affiliated company of Promus Hotels, Inc. in the insurance business as Manager deems appropriate; or (ii) a third party insurance carrier meeting the specifications set forth above.

                                  EXHIBIT "E"

                                   INSURANCE
                                   ---------


     In accordance with Section 4.01(iii), Owner agrees, at its expense, to procure and maintain the following insurance coverages, as reasonably adjusted from time to time, throughout the Term of this Agreement:

Coverages:                          Amounts of Insurance
---------                           --------------------

     Builders Risk                  Completed value of the Hotel
     -------------

       All risk for term of the initial and any subsequent Hotel construction and renovation.

     Real and Personal Property     100% replacement value of building and
     --------------------------     contents

       Blanket Coverage

       Replacement Cost - all risk

       Boiler Machinery - written on a comprehensive form

     Business Interruption          Calculated yearly based on estimated Hotel
     ---------------------          revenues

       Blanket Coverage for the perils insured against under Real and Personal Property in this Exhibit "E". This coverage shall specifically cover Manager's loss of Management Fees. The business interruption insurance shall be for a twelve (12) month indemnity period.

     Owner's Protective Liability   $10,000,000
     ----------------------------

       All risks from Hotel construction and renovation projects costing more than $250,000.

     All insurance coverages provided for under this Exhibit "E" shall be effected by policies issued by insurance companies (i) that are authorized to do business in the state in which the Hotel is located; and (ii) that are of good reputation and of sound and adequate financial responsibility, having a Bests Rating of B+ VI, or better, or a comparable rating if Bests ceases to publish its ratings or materially changes its rating standards or procedures.

     Owner shall deliver to Manager duplicate copies of either insurance policies or certificates of insurance (at Manager's option) with respect to all of the policies of insurance procured, including existing, additional and renewal policies, and in the case of insurance nearing expiration, shall deliver duplicate copies of the insurance policies or certificates of insurance with respect to the renewal policies to Manager not less than thirty (30) days prior to the respective dates of expiration.

     Each policy of insurance maintained in accordance with this Exhibit "E," to the extent obtainable, shall specify that such policies shall not be cancelled or materially changed without at least thirty (30) days' prior written notice to Owner and Manager.

     Except as otherwise provided in this Agreement, Manager and Owner each waives, releases and discharges the other from all claims or demands which each may have or acquire against the other, or against each other's subsidiaries, affiliates, directors, officers, agents, employees, independent contractors or partners, with respect to any claims for any losses, damages, liabilities or expenses (including attorneys' fees) incurred or sustained by either of them on account of injury to persons or damage to property or business arising out of the ownership, management, operation and maintenance of the Hotel, regardless whether any such claim or demand may arise because of the fault of negligence of the other party or its subsidiaries, affiliates, officers, employees, directors, agents or independent contractors. Each policy of insurance maintained in accordance with this Exhibit "E" shall contain a specific waiver of subrogation reflecting the above with respect to insured claims.

     All policies of insurance provided for under this Exhibit "E" shall be carried in the name of the Owner and Manager, and losses thereunder shall be payable to the parties as their respective interests may appear. All liability policies shall name the Owner and Manager, and in each case any of their affiliated or subsidiary companies which they may specify, and their respective directors, officers, agents, employees and partners as additional named insureds.

     All such policies of insurance shall be written on an "occurrence" basis.

     Either Manager or Owner, by notice to the other, shall have the right to require the minimum amount of insurance to be maintained with respect to the Hotel under this Exhibit "E" be increased to make such insurance comparable with prudent industry standards and to reflect increases in liability exposures, taking into account the size and location of the Hotel.

                                      E-2